UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2008

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York		12540
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2008, the registrant entered into an employment agreement with Edward S. Fleury, pursuant to which Mr. Fleury became the registrant's Chief Executive Officer.  The employment agreement has a term of three years (subject to earlier termination or resignation as provided in such agreement), and will thereafter automatically renew for successive one-year periods unless either the registrant or Mr. Fleury provides notice to the other party at least 60 days prior to the end of the term, or any renewal term, if applicable, of its or his desire to terminate the agreement.  Under the agreement, Mr. Fleury will be paid an annual base salary of $290,000 (subject to increase based on his performance and the performance and financial condition of the registrant), and he will be eligible for an annual bonus based upon the registrant’s growth, profitability and other successes under his leadership, as determined by the compensation committee of the registrant’s board of directors or under any bonus plan that the registrant may implement, if applicable. In addition, under the employment agreement, Mr. Fleury was granted an option to purchase an aggregate of 500,000 shares of the registrant’s common stock at a price of $3.368 per share, which price represents the average closing price of the registrant’s common stock on the American Stock Exchange for the 20 trading days immediately preceding the date of grant. The option will vest in equal monthly installments over the 36-month term of the employment agreement, commencing October 1, 2008, subject to acceleration or termination under certain circumstances as provided in the employment agreement.

Prior to becoming the registrant’s Chief Executive Officer, Mr. Fleury, age 66, served as North American Director of Acquisitions and Mergers of Rentokil Plc, a provider of varied services, including pest control and manned guarding, from January 2005 until retiring in June 2006. Prior to joining Rentokil plc, Mr. Fleury served as President of Initial Contract Services Inc., which provides commercial cleaning services, from June 1996 until January 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.1 Employment Agreement, dated as of September 29, 2008, by and between Edward S. Fleury and Command Security Corporation.

10.2 Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
	Name:	Barry Regenstein
	Title:	President and
Chief Financial Officer

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Index to Exhibits

Number	Description

10.1	Employment Agreement, dated as of September 29, 2008, by and between Edward S. Fleury and Command Security Corporation.

10.2	Option Agreement

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